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                                                                      EXHIBIT 11
Reliv' International, Inc. and Subsidiaries

Exhibit (11) -- Statement Re: Computation of Per Share Earnings

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
                                                    Quarter ended    Nine Months Ended
                                                     September 30       September 30
                                                    -------------    -----------------
                                                    1996     1995      1996     1995
                                                  (In thousands, except per share data)
PRIMARY:
  Average shares outstanding                        9,044    9,352     9,044    9,352
  Net effect of warrants and options                  391       36       391       36
                                                   ------   ------    ------   ------

  Totals                                            9,435    9,388     9,435    9,388
                                                   ======   ======    ======   ======

  Net Income                                       $  338   $   94    $  918   $  495
                                                   ======   ======    ======   ======

  Per share amount                                 $ 0.04   $ 0.01    $ 0.10   $ 0.05
                                                   ======   ======    ======   ======


FULLY DILUTED:

  Average shares outstanding                        9,044    9,352     9,044    9,352
  Net effect of warrants and options                  674       36       674       36
                                                   ------   ------    ------   ------

  Totals                                            9,718    9,388     9,718    9,388
                                                   ======   ======    ======   ======

  Net Income                                       $  338   $   94    $  918   $  495
                                                   ======   ======    ======   ======

  Per share amount                                 $ 0.03   $ 0.01    $ 0.09   $ 0.05
                                                   ======   ======    ======   ======
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